Exhibit 99.1

September 17, 2026

Rexford Industrial Completes a $1.2 Billion Industrial Portfolio Sale

Transaction Advances $2.0 Billion Non-Core Portfolio Realignment

$1.5 Billion Completed Year-to-Date Dispositions

Los Angeles — September 17, 2026 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR) today announced the closing of its previously announced sale of an industrial portfolio to an affiliate of EQT Real Estate for approximately $1.2 billion (the “Portfolio Transaction”). The Portfolio Transaction is part of Rexford Industrial's previously announced portfolio realignment, a $2.0 billion disposition initiative of non-core assets that enhances the Company's portfolio quality, cash flow durability and balance sheet strength.

The Portfolio Transaction includes 22 industrial properties totaling 5.2 million rentable square feet, averaging 237,000 square feet per property. At closing, the portfolio had a weighted average remaining lease term of 2.7 years and in-place rents 28% above current market rates. As previously announced, the portfolio's estimated 2027 cash NOI yield is approximately 5.5% and reflects the anticipated roll-down of above-market in-place rents and expected tenant moveouts.

“The closing of this transaction reflects the decisive actions we have taken to advance our $2.0 billion portfolio realignment and the strong execution of our team,” said Laura Clark, Chief Executive Officer. “With $1.5 billion of dispositions completed year to date, we have made significant progress in strengthening our portfolio, improving the growth and resilience of our cash flow and further enhancing our balance sheet. As we near the completion of our portfolio realignment, Rexford is emerging as a stronger company, better positioned to capitalize on its value creation business model and drive long-term shareholder value.”

Third quarter to date, the Company has deployed a portion of disposition proceeds to repay $485 million of debt and repurchase $205 million of common stock. Year to date, the Company has repaid $492 million of debt and repurchased $505 million of common stock. The remaining disposition proceeds are expected to be deployed toward 2027 debt maturities, opportunistic repurchases of common stock under the Company's previously announced $1.0 billion share repurchase program and internal repositioning and development projects that offer attractive risk-adjusted returns. The Company’s estimated year-end 2026 Net Debt to Adjusted EBITDAre is 3.5x.

Rexford Industrial has completed $1.5 billion of dispositions year to date, including $265 million of previously announced dispositions, the $1.2 billion Portfolio Transaction and $86 million of dispositions closed during the third quarter to date. These transactions position the Company within its full-year 2026 disposition guidance range of $1.5 billion to $2.0 billion.

As part of this announcement, the Company reaffirms its 2026 guidance provided in the second quarter 2026 earnings release dated July 23, 2026.

CBRE National Partners West served as the Company’s advisor in connection with the Portfolio Transaction.

Additional information regarding the Portfolio Transaction is available in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Rexford Industrial
Rexford Industrial creates value by investing in, operating and repositioning industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company's highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of June 30, 2026, Rexford Industrial's high-quality, irreplaceable portfolio comprised 409 properties with approximately 49.9 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker "REXR," Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors, including the ability to realize the anticipated benefits of the Portfolio Transaction, could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the U.S. Securities and Exchange Commission. Except as may otherwise be required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property, non-cash stock-based compensation expense, acquisition expenses, the pro-forma effects of dispositions and other nonrecurring expenses. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance. We do not provide a reconciliation for non-GAAP estimates of Net Debt or Adjusted EBITDAre on a forward-looking basis, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable

GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Contact
Doug Bettisworth
SVP, Investor Relations and Capital Markets
(310) 943-7157
dbettisworth@rexfordindustrial.com